UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: September 30, 2008

Date of Earliest Event Reported: September 8, 2008

TWL Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	000-08924	73-0981865
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4101 International Parkway Carrollton, Texas	75007
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(972) 309-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On September 13, 2008, TWL Corporation (the “Company”) received a Notice of Default on Senior Secured Convertible Debenture (the “Default Notice”) from Trinity Investment, G.P. (“TIGP”), a California general partnership controlled by Laird Q. Cagan, a member and Chairman of the Company’s Board of Directors.  The Default Notice notified the Company that an event of default has occurred under the 15% Senior Secured Convertible Debentures of the Company, aggregate principal amount of $8,860,000, held by TIGP, and that the full amount of principal and accrued interest and other amounts are immediately due and payable thereunder.  Subsequent discussions with TIGP indicated that the specific triggering events of default included the Company’s default under its lease for its offices located at 4101 International Parkway, Carrollton, Texas (the “Lease”), and the Company’s failure to pay its debts generally as they become due, including its payments due under the Lease.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 8, 2008, Dennis J. Cagan resigned from the Board of Directors of Company.  In a resignation letter dated September 8, 2008, Mr. Cagan stated that his resignation was a result of his input to the Board and certain senior managers of the Company not being reflected in the Company’s current direction.

On September 10, 2008, the Board of Directors removed Danny Hammett as the Chief Executive Officer of the Company and appointed Patrick R. Quinn, the Company’s current Chief Financial Officer, as the Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary and member of the Board of Directors of the Company.

Mr. Quinn served as the Company’s Chief Financial Officer since May 2005.  Prior to joining the Company, Mr. Quinn was employed by Primedia Workplace Learning, a wholly-owned subsidiary of Primedia Inc., as Chief Financial Officer from March 2004 to May 2005.  From 2000 to 2003, Mr. Quinn was Chief Financial Officer for Fusion Laboratories, Inc., and from 1997 to 2000 Mr. Quinn was Chief Financial Officer of B.R. Blackmarr & Associates, until its merger into BrightStar Information Technology Corp where he served as the Controller until his departure in 2000.  From 1989 to 1997, Mr. Quinn was Vice President/Chief Financial Officer for Affiliated Computer Systems/Precept.  Mr. Quinn has also been an adjunct professor of finance in the MBA program at the University of Dallas.

There are no arrangements or understandings between Mr. Quinn and any other persons pursuant to which Mr. Quinn was selected as a director.  Mr. Quinn is not currently appointed, nor currently expected to be appointed, to any committee of the Company’s Board of Directors.

On September 30, 2008, Laird Q. Cagan resigned as a member and Chairman of the Board of Directors of the Company.

Item 8.01	Other Events.

On September 29, 2008, after review of the Company’s operations, the Board of Directors of the Company determined by unanimous consent that the Company will no longer be able to continue  ongoing business operations.  Further, it was determined that the Company will not be able to file its Annual Report on Form 10-K for the year ended June 30, 2008   The Company is exploring wind-down options, including filing for bankruptcy protection and the possible sale of assets.

Item 9.01	Financial Statements and Exhibits.

(d)   Exhibits

Exhibit Number	Description
17.1	Dennis Cagan Letter of Resignation, dated September 8, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWL Corporation

September 30, 2008	By:	/s/ Patrick Quinn
Name: Patrick Quinn
Title: Chief Executive Officer

Index to Exhibit

Exhibit Number	Description
17.1	Dennis Cagan Letter of Resignation, dated September 8, 2008.